INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1998
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 1998)

                          1,000,000 DEPOSITARY SHARES

                               APACHE CORP. LOGO

 EACH REPRESENTING 1/10TH OF A SHARE OF          % CUMULATIVE PREFERRED STOCK,
                                    SERIES B
                               ------------------
     Each Depositary Share (a "Depositary Share") represents ownership of
1/10th of a share of      % Cumulative Preferred Stock Series B, no par value
per share ("Series B Preferred Stock"), of Apache Corporation, a Delaware Corporation ("Apache" or the "Company"), to be deposited with Norwest Bank Minnesota, National Association, as depositary (the "Depositary"), and through the Depositary, entitles the holder, proportionately, to all rights, preferences and privileges of the Series B Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights and preferences. The proportionate stated value of each Depositary Share is $100. See "Description of Depositary Shares."

     The Series B Preferred Stock will not be redeemable prior to August   ,
2008, except as described below. On or after such date, the Series B Preferred Stock will be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $1,000 per share of Series B Preferred Stock (equivalent to $100 per Depositary Share) plus dividends accrued and unpaid to the redemption date. In addition, the Series B Preferred Stock is redeemable in the event of certain amendments to the Internal Revenue Code of 1986, as amended (the "Code"), prior to 18 months after the date of the original issuance of the Series B Preferred Stock, in respect of the dividends received deduction. See "Description of Series B Preferred Stock -- Redemption."

     Dividends on the Series B Preferred Stock will be cumulative from the date of issuance and are payable quarterly, commencing October 30, 1998. The amount of dividends payable in respect of the Series B Preferred Stock will be adjusted in the event of certain amendments to the Code in respect of the dividends received deduction. See "Description of Series B Preferred Stock -- Dividends."
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                                      UNDERWRITING
                                                PRICE TO                DISCOUNTS              PROCEEDS TO
                                                PUBLIC(1)          AND COMMISSIONS(2)         COMPANY(1)(3)
----------------------------------------------------------------------------------------------------------------
Per Depositary Share...................           $100                      $                       $
----------------------------------------------------------------------------------------------------------------
Total..................................       $100,000,000                  $                       $
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Plus accrued dividends, if any, from           , 1998.

(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting estimated expenses payable by the Company of $        .
                               ------------------

     The Depositary Shares are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to reject orders in whole or in part. It is expected that delivery of the Depositary Receipts (as defined) will be only in book-entry form through the facilities of The Depository Trust Company, on or
about August   , 1998, against payment therefor in immediately available funds.
                               ------------------

                              SALOMON SMITH BARNEY

August   , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEPOSITARY SHARES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF DEPOSITARY SHARES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                     INFORMATION INCORPORATED BY REFERENCE

     In addition to the documents incorporated by reference in the accompanying Prospectus under "Information Incorporated by Reference" the following documents are incorporated in and made a part of this Prospectus Supplement by reference:

     a. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

     b. Current Report on Form 8-K dated August   ,1998.

                                  THE COMPANY

     Apache, a Delaware corporation formed in 1954, is an independent energy company that primarily explores for, develops and produces natural gas and crude oil. In North America, Apache's exploration and production interests are focused on the Gulf Coast, the Gulf of Mexico, the Anadarko Basin, the Permian Basin, East Texas and the Western Sedimentary Basin of Canada. Outside of North America, Apache has exploration and production interests offshore Western Australia and in Egypt, and exploration interests in Poland, offshore the People's Republic of China, offshore the Ivory Coast and in Indonesia. Apache common stock, par value $1.25 per share ("Apache Common Stock"), has been listed on the New York Stock Exchange since 1969 and on the Chicago Stock Exchange since 1960. The Company's principal executive offices are located at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400. The Company's telephone number is (713) 296-6000.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Depositary Shares offered hereby are estimated to be $98,000,000. The Company intends to use the net proceeds from the offering to repay debt outstanding under several money market lines of credit (estimated to be approximately $30,000,000 at the end of August 1998) with any remaining proceeds to be used to reduce the Canadian portion of its global credit facility. On June 30, 1998, the Company had outstanding $38,600,000 under several money market lines of credit bearing interest at a weighted average interest rate of 6.4 percent issued to finance operations and to repurchase shares of Apache Common Stock for use in connection with either employee benefit plans or acquisitions. On June 30, 1998, Apache Canada Ltd. had outstanding $118,000,000 under the Canadian portion of the global credit facility bearing interest at a weighted average interest rate of 5.9 percent issued to finance operations. The Company intends to continue incurring short-term indebtedness to finance operations.

                              RECENT DEVELOPMENTS

     In June 1998, Apache formed a strategic alliance with Cinergy Corporation ("Cinergy") to market substantially all the Company's natural gas production from North America and sold its 57 percent interest in Producers Energy Marketing LLC ("ProEnergy") for 771,258 shares of Cinergy common stock valued at $26.5 million, subject to adjustment. ProEnergy will continue to market Apache's North American natural gas production for 10 years, with an option to terminate after six years, under an amended and restated gas purchase agreement effective July 1, 1998. During this period, Apache is generally obligated to deliver most of its North American gas production to Cinergy and, under certain circumstances, may have to make payments to Cinergy if certain production quotas are not met. Accordingly, Apache recorded a deferred gain of $20.6 million on the sale of ProEnergy that will be amortized over six years.

QUARTER-END OPERATING RESULTS

     On August 12, 1998, the Company filed its quarterly report on Form 10-Q for the quarter ended June 30, 1998. A brief summary of the information in such report appears in the table and discussion below. The information should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference in the accompanying Prospectus. See "Available Information" and "Information Incorporated by Reference" in the accompanying Prospectus. The financial and operating data presented below are not audited and are not necessarily indicative of the results that may be expected for future periods.

                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                          JUNE 30,              JUNE 30,
                                                     -------------------   -------------------
                                                       1998       1997       1998       1997
                                                     --------   --------   --------   --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                                                               AND OPERATIONS DATA)
FINANCIAL DATA:
Revenues...........................................  $220,132   $258,841   $466,073   $580,669
Net income.........................................  $  9,236   $ 25,746   $ 26,592   $ 78,623
Basic net income per common share..................  $    .09   $    .29   $    .27   $    .87
Diluted net income per common share................  $    .09   $    .28   $    .27   $    .84
Weighted average common shares outstanding.........    98,599     90,288     98,093     90,216
OPERATIONS DATA:
Average Daily Production:
  Oil (bbls).......................................    74,245     63,944     76,158     63,401
  Natural gas (Mcf)................................   597,131    608,962    604,060    597,389
Average Sales Price:
  Oil (per bbl)....................................  $  13.00   $  18.44   $  13.55   $  19.93
  Natural gas (per Mcf)............................      1.99       1.96       1.99       2.27

BALANCE SHEET DATA (PERIOD END):

                                                               JUNE 30,    DECEMBER 31,
                                                                 1998          1997
                                                              ----------   ------------
Total Debt..................................................  $1,445,977    $1,518,580
Shareholders' Equity........................................   1,898,657     1,729,177

     Net income for the second quarter of 1998 was $9.2 million, 64 percent lower than for the same period in 1997. Basic net income per common share of $.09 per share for the second quarter of 1998 was 69 percent less than for the second quarter of 1997. Falling crude oil prices contributed to the decline.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the respective periods indicated:

SIX MONTHS ENDED
    JUNE 30,            YEAR ENDED DECEMBER 31,
-----------------   --------------------------------
 1998      1997     1997   1996   1995   1994   1993
-------   -------   ----   ----   ----   ----   ----
 1.36      3.17     2.93   2.72   1.15   2.34   2.37

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were computed based on: (a) consolidated income or losses from continuing operations before income taxes, fixed charges (excluding interest capitalized) and preferred stock dividends; and (b) consolidated fixed charges, which consist of interest on indebtedness (including amounts capitalized), amortization of debt discount and expense, the estimated portion of rental expense attributable to interest, and preferred stock dividends. On May 17, 1995, Apache acquired DEKALB Energy Company ("DEKALB", now known as DEK Energy Company) through a merger which resulted in DEKALB becoming a wholly-owned subsidiary of Apache. The merger was accounted for as a "pooling of interests." As a result, Apache's financial information for all preceding periods was restated.

     No shares of Preferred Stock were outstanding during any of the periods presented. Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods presented above is the same as the ratios of earnings to fixed charges for such periods.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1998, (i) the actual capitalization of the Company and (ii) the as adjusted capitalization of the Company after giving effect to the application of the net proceeds from the sale of Depositary Shares as described under "Use of Proceeds."

                                                                   JUNE 30, 1998
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Long-term debt (including current maturities):
Apache:
  7.95% notes due 2026......................................  $  178,538   $  178,538
  7.625% debentures due 2096................................     149,175      149,175
  7.375% debentures due 2047................................     147,984      147,984
  9.25% notes due 2002......................................      99,823       99,823
  7.7% notes due 2026.......................................      99,640       99,640
  7.0% notes due 2018.......................................     148,224      148,224
  Money market lines of credit..............................      38,600           --
                                                              ----------   ----------
                                                                 861,984      823,384
                                                              ----------   ----------
Subsidiary and other obligations:
  Global credit facility -- Australia.......................     131,000      131,000
  Global credit facility -- Canada..........................     118,000       58,600
  Apache Finance 6.5% notes due 2007........................     168,768      168,768
  Revolving credit facility -- Egypt........................     137,000      137,000
  DEKALB 9.875% notes due 2000..............................      29,225       29,225
                                                              ----------   ----------
                                                                 583,993      524,593
                                                              ----------   ----------
       Total debt (including current maturities)............   1,445,977    1,347,977
                                                              ----------   ----------
Shareholders' Equity
  Preferred stock...........................................          --       98,000
  Common stock..............................................     124,723      124,723
  Paid-in capital...........................................   1,238,140    1,238,140
  Retained earnings.........................................     574,769      574,769
  Treasury stock............................................     (15,497)     (15,497)
  Accumulated other comprehensive income....................     (23,478)     (23,478)
                                                              ----------   ----------
       Total shareholders' equity...........................   1,898,657    1,996,657
                                                              ----------   ----------
       Total capitalization.................................  $3,344,634   $3,344,634
                                                              ==========   ==========

            OIL AND GAS RESERVE INFORMATION AS OF DECEMBER 31, 1997

     Proved oil and gas reserve quantities are based on estimates prepared by the Company's engineers in accordance with guidelines established by the Securities and Exchange Commission. The Company's estimates of proved reserve quantities of its U.S., Canadian and international properties are subject to review by Ryder Scott Company Petroleum Engineers, independent petroleum engineers. In 1996, the proved reserve quantities of certain of the Company's Egyptian properties were subject to review by Netherland, Sewell & Associates, Inc., independent petroleum engineers.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. The following table is taken from the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                     CRUDE OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                -------------------------------------------------------
                                                (THOUSANDS OF BARRELS)
                                UNITED                                  IVORY
                                STATES    CANADA   EGYPT    AUSTRALIA   COAST    TOTAL
                                -------   ------   ------   ---------   -----   -------
TOTAL PROVED RESERVES:
Balance December 31, 1994.....   94,445   10,716       --     5,463        --   110,624
  Extensions, discoveries and
    other additions...........    6,685     306        --     3,058        --    10,049
  Purchases of minerals
    in-place..................   99,148     119        --        --        --    99,267
  Revisions of previous
    estimates.................   12,172    (388)       --        10        --    11,794
  Production..................  (17,011)   (937)       --    (1,139)       --   (19,087)
  Sales of properties.........  (42,318)     --        --        --        --   (42,318)
                                -------   ------   ------    ------     -----   -------
Balance December 31, 1995.....  153,121   9,816        --     7,392        --   170,329
  Extensions, discoveries and
    other additions...........    9,065   1,123    18,909    14,562        --    43,659
  Purchases of minerals
    in-place..................    3,547     128    30,706        --        --    34,381
  Revisions of previous
    estimates.................   12,547     320        --    (1,679)       --    11,188
  Production..................  (15,338)   (955)   (3,036)     (849)       --   (20,178)
  Sales of properties.........   (4,019)    (66)       --        --        --    (4,085)
                                -------   ------   ------    ------     -----   -------
Balance December 31, 1996.....  158,923   10,366   46,579    19,426        --   235,294
  Extensions, discoveries and
    other additions...........   32,530   2,677    10,492    12,814       393    58,906
  Purchases of minerals
    in-place..................    1,818     278        --     9,116        --    11,212
  Revisions of previous
    estimates.................   (7,283)   (379)    4,696        --        --    (2,966)
  Production..................  (15,448)  (1,003)  (7,071)   (1,612)       --   (25,134)
  Sales of properties.........   (2,923)   (611)       --        --        --    (3,534)
                                -------   ------   ------    ------     -----   -------
Balance December 31, 1997.....  167,617   11,328   54,696    39,744       393   273,778
                                =======   ======   ======    ======     =====   =======
PROVED DEVELOPED RESERVES:
  December 31, 1994...........   84,085   10,612       --     5,322        --   100,019
  December 31, 1995...........  123,726   9,597        --     4,141        --   137,464
  December 31, 1996...........  129,551   10,351   38,213     5,106        --   183,221
  December 31, 1997...........  133,035   11,313   42,714    15,690       393   203,145

                                                        NATURAL GAS
                               ---------------------------------------------------------------
                                                  (MILLIONS OF CUBIC FEET)
                                UNITED                                      IVORY
                                STATES     CANADA     EGYPT     AUSTRALIA   COAST      TOTAL
                               ---------   -------   -------    ---------   ------   ---------
TOTAL PROVED RESERVES:
Balance December 31, 1994....    984,288   299,896        --      31,971        --   1,316,155
  Extensions, discoveries and
    other additions..........     85,032    26,488        --      42,332        --     153,852
  Purchases of minerals
    in-place.................    335,865     4,662        --          --        --     340,527
  Revisions of previous
    estimates................     56,281   (18,141)       --       2,342        --      40,482
  Production.................   (182,661)  (24,485)       --      (3,486)       --    (210,632)
  Sales of properties........   (138,464)       --        --          --        --    (138,464)
                               ---------   -------   -------     -------    ------   ---------
Balance December 31, 1995....  1,140,341   288,420        --      73,159        --   1,501,920
  Extensions, discoveries and
    other additions..........    140,208    44,584    59,329       8,346        --     252,467
  Purchases of minerals
    in-place.................     88,023     3,039    12,964          --        --     104,026
  Revisions of previous
    estimates................     35,026   (25,747)       --      (5,276)       --       4,003
  Production.................   (172,815)  (27,303)     (111)     (5,076)       --    (205,305)
  Sales of properties........    (29,231)   (2,576)       --          --        --     (31,807)
                               ---------   -------   -------     -------    ------   ---------
Balance December 31, 1996....  1,201,552   280,417    72,182      71,153        --   1,625,304
  Extensions, discoveries and
    other additions..........    187,270    68,877    58,685      42,936    26,208     383,976
  Purchases of minerals
    in-place.................     13,295    13,897        --     136,817        --     164,009
  Revisions of previous
    estimates................    (56,632)    4,257    13,584          --        --     (38,791)
  Production.................   (179,796)  (32,740)     (205)     (9,496)       --    (222,237)
  Sales of properties........    (33,940)   (6,500)       --          --        --     (40,440)
                               ---------   -------   -------     -------    ------   ---------
Balance December 31, 1997....  1,131,749   328,208   144,246 .   241,410    26,208   1,871,821
                               =========   =======   =======     =======    ======   =========
PROVED DEVELOPED RESERVES:
  December 31, 1994..........    888,039   274,611        -- .    22,265        --   1,184,915
  December 31, 1995..........  1,003,853   274,306        -- .    20,308        --   1,298,467
  December 31, 1996..........  1,087,694   274,498     6,977 .    66,174        --   1,435,343
  December 31, 1997..........  1,009,080   326,237     8,825 .   183,962    26,208   1,554,312

     Under the full cost accounting rules of the Securities and Exchange Commission, the Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis. Under full cost accounting rules, capitalized costs of oil and gas properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties, as adjusted for related tax effects and deferred income taxes. Application of these rules generally requires pricing future production at the unescalated oil and gas prices in effect at the end of each fiscal quarter and requires a write-down if the "ceiling" is exceeded, even if prices declined for only a short period of time. The Company did not have a write-down due to ceiling test limitations as of June 30, 1998. Under current pricing there is the potential, while not a certainty, that a write-down may occur. If a write-down is required, the one-time charge to earnings would not impact cash flow from operating activities.

                          PRODUCTION AND PRICING DATA

     The following table which is taken from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, describes, for each of the last three fiscal years, oil, natural gas liquids ("NGLs") and gas production for the Company, average production costs (excluding severance taxes) and average sales prices.

                                PRODUCTION                                      AVERAGE SALES PRICE
                       -----------------------------      AVERAGE       -----------------------------------
     YEAR ENDED          OIL       NGLS        GAS       PRODUCTION        OIL         NGLS          GAS
    DECEMBER 31,       (MBBLS)    (MBBLS)    (MMCF)     COST PER BOE    (PER BBL)    (PER BBL)    (PER MCF)
    ------------       -------    -------    -------    ------------    ---------    ---------    ---------
  1997...............  24,291       843      222,237       $3.07         $19.20       $14.08        $2.28
  1996...............  19,465       713      205,305        3.43          20.84        16.41         2.02
  1995...............  18,324       763      210,632        3.34          17.09        12.05         1.57

     For a discussion of property divestitures during the six month period ended June 30, 1998 and recent production volume and price information, see the discussion and tables in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, under "Notes to Consolidated Financial
Statements -- Divestitures," and "Management's Discussion and
Analysis -- Overview" and "-- Results of Operations."

                    DESCRIPTION OF SERIES B PREFERRED STOCK

     The following description of the particular terms of the 100,000 shares of Series B Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made. The description of certain provisions of the Series B Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate of Designation, Preferences and Rights relating to the Series B Preferred Stock, a form of which will be filed with the Securities and Exchange Commission at or prior to the time of sale of the Depositary Shares. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

     The shares of the Series B Preferred Stock will be deposited with the
Depositary under a deposit agreement, dated as of August   , 1998 (the "Deposit
Agreement"), among the Company, the Depositary and the holders from time to time of the depositary receipts (the "Depositary Receipts") issued by the Depositary thereunder. The Depositary Receipts will evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt will be entitled, proportionately, to all the rights, preferences and privileges of, and subject to all of the limitations of, the interest in the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights and preferences). See "Depositary Shares."

GENERAL

     The Series B Preferred Stock is a single series consisting of 100,000 shares. The holders of Series B Preferred Stock will have no preemptive rights. The Series B Preferred Stock will not be convertible into shares of Apache Common Stock. The Series B Preferred Stock will be fully paid and non-assessable.

     The Series B Preferred Stock will, on the date of original issuance, rank prior and superior to the Series A Junior Participating Preferred Stock of the Company and rank on a parity with each other outstanding series of preferred stock of the Company as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company. The Series B Preferred Stock, together with any other series of preferred stock of the Company (including the Series A Junior Participating Preferred Stock), will rank prior to the Apache Common Stock as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company.

DIVIDENDS

     General. Cumulative cash dividends will be payable on each share of Series B Preferred Stock when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof out of the assets of the Company legally available therefor.

     The initial dividend for the dividend period commencing on August   , 1998,
to but excluding October 30, 1998, will be $     per share (equivalent to
cents per Depositary Share) and will be payable on October 30, 1998. Thereafter, dividends on the Series B Preferred Stock will be payable quarterly, when, as, and if declared by the Board of Directors of the Company or a duly authorized committee thereof on the last business day of January, April, July and October
of each year (each a "Dividend Payment Date") at the annual rate of      % or
$     per share (equivalent to $     per Depositary Share). The amount of
dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     If a Dividend Payment Date is not a business day, dividends (if declared) on the Series B Preferred Stock will be paid on the next business day, without interest. A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date and ending on the day immediately prior to the next Dividend Payment Date. Dividends will be payable to holders of record as they appear on the stock books of the Company on the record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a "Dividend Record Date").

     Dividends on the Series B Preferred Stock will be cumulative and rights will accrue to the holders of the Series B Preferred Stock if the Company fails to declare one or more dividends on the Series B Preferred Stock in any amount, whether or not the earnings or financial condition of the Company were sufficient to pay such dividends in whole or in part.

     Changes in the Dividends Received Percentage. If, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, one or more amendments to the Code are enacted which change the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series B Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above under "-- General" (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent and above rounded up):

                               1 - [.35(1 - .70)]
                               1 - [.35(1 - DRP)]

     For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question; provided however, that if the Dividends Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in
Section 243(a)(1) of the Code or any successor provision, will give rise to such an adjustment. Notwithstanding the foregoing provision, in the event that, with respect to any such amendment, the Company receives either an unqualified opinion from a nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment does not apply to dividends payable on the Series B Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Prospectus Supplement will mean dividends as adjusted by the DRD Formula. The Company's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Company, will be final and not subject to review.

     If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a Dividend Record Date and before the next Dividend Payment Date, the amount of dividend payable on such Dividend Payment Date will not be increased; but instead, an amount, equal to the excess of (x) the product of the dividends paid by the Company on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends Received Percentage applicable to the dividend in question and
 .50) over (y) the dividends paid by the Company on such Dividend Payment Date, will be payable (if declared) to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

     In addition, if any such amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Company previously paid dividends on the Series B Preferred Stock (each an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the dividends paid by the Company on each Affected Dividend Payment Date.

     Notwithstanding the foregoing, Additional Dividends will not be paid as a result of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series B Preferred Stock which retroactively reduces the Dividends Received Percentage, or if such amendment would not result in an adjustment due to the Company having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Company will make only one payment of Additional Dividends.

     In the event that the amount of dividends payable per share of the Series B Preferred Stock will be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Company will cause notice of each adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series B Preferred Stock with the payment of dividends on the next Dividend Payment Date after the date of such adjustment.

     In the event that, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, the Dividends Received Percentage is reduced to 50% or less, the Company may, at its option, redeem the Series B Preferred Stock in whole, but not in part, as described below. See "Redemption."

LIQUIDATION PREFERENCE

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made on Apache's Common Stock or any other class or series of stock of the Company ranking junior to the Series B Preferred Stock, upon liquidation liquidating distributions in the amount of $1,000 per share (equivalent to $100 per Depositary Share), plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto. See "Description of Capital Stock" in the accompanying Prospectus.

VOTING RIGHTS

     The holders of shares of Series B Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law.

     If the equivalent of six quarterly dividends payable on the Preferred Stock or any other class or series of preferred stock are in default, the Company has resolved to increase the number of directors of the Company by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Company), and the holders of the Series B Preferred Stock, voting as a single class with the holders of shares of any other class of the Company's preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable will be entitled to elect two directors. Such right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Company, including any shares of the Series B Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Company's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

     The affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series B Preferred Stock will be required for any amendment of the Restated Certificate of Incorporation of the Company (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock. The affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series B Preferred Stock and any other series of the Company's preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Company into such prior shares, but such vote will not be required for the Company to take any such actions with respect to any stock ranking on a parity with or junior to the Series B Preferred Stock.

REDEMPTION

     Prior to August   , 2008, the Series B Preferred Stock is not redeemable,
except as described below. On or after such date, each share of Series B Preferred Stock will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time upon not less than 30 nor more than 60 days' notice, at $1,000 (equivalent to $100 per Depositary Share) per share, plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

     If, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, one or more amendments to the Code are enacted which results in a reduction of the Dividend Received Deduction Percentage to 50% or less, the Company, at its option may redeem all, but not less than all, of the outstanding shares of the Series B Preferred Stock provided that, within 60 days of the date on which an amendment to the Code is enacted which changes the Dividends Received Percentage to 50% or less, the Company sends notice to holders of the Series B Preferred Stock of such redemption. Any redemption of the Series B Preferred Stock pursuant to this paragraph will take place on the date specified in the notice, which date shall be not less than 30 nor more than 60 days from the date such a notice is sent to holders of the Series B Preferred Stock. Any redemption of the Series B Preferred Stock in accordance with this paragraph shall be at a redemption price equal to the greater of (i) $1,000 per share of the Series B Preferred Stock (equivalent to $100 per Depositary Share) (the "Liquidation Value") to be redeemed or (ii) the sum of the present values
of the Remaining Scheduled Dividends prior to August   , 2028 and the
Liquidation Value assuming payment on August   , 2028, discounted to the
redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Yield plus 0 basis points, excluding any increase in dividends payable due to changes in the Dividend Received Deduction Percentage, if any, plus in the case of (i) or (ii) accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security
selected by an Independent Investment Banker as having a maturity of August   ,
2028 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities
maturing on or about August   , 2028. "Independent Investment Banker" means
Smith Barney Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, and independent investment banking institution of national standing appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and as of such redemption date, the average, as determined by the Company, bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of the principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc,
                        ,                         ,                         ,
and                         , provided, however, that if any of the foregoing
shall cease to be a U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Dividends" means cumulative cash dividends at the rate
of (     %) of the Liquidation Value per share of Series B Preferred Stock
equivalent to ($     ) per annum per share of Series B Preferred Stock from the
date specified in the notice until August   , 2028.

     In addition, if the holders of the shares of Series B Preferred Stock are entitled to vote upon or consent to a merger or consolidation of the Company, and if the Company offers to purchase all of the outstanding shares of Series B Preferred Stock (the "Offer"), then each holder of Series B Preferred Stock who does not sell its shares of Series B Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Series B Preferred Stock owned by such holder in favor of the merger or consolidation of the Company without any further action by the holder. The Offer shall be at a price of $1,000 per share (equivalent to $100 per Depositary Share), together with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividend Received Percentage and Additional Dividends. The Offer will remain open for acceptance for a period of at least 30 days.

     The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

  TRANSFER AGENT AND REGISTRAR

     The transfer agent, and registrar for the Series B Preferred Stock is Norwest Bank Minnesota, National Association.

                        DESCRIPTION OF DEPOSITARY SHARES

     General. Each Depositary Share represents one-tenth share of Series B Preferred Stock. The shares of Series B Preferred Stock represented by the Depositary Shares will be deposited with the Depositary under the Deposit Agreement among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued by the Depositary thereunder. Depositary Receipts will be distributed to those persons purchasing Depositary Shares in accordance with the terms of the offering. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to one-tenth of a share of the Series B Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights, if any).

     Dividends and Other Distributions. The Depositary will distribute all cash dividends and other cash distributions received in respect of the Series B Preferred Stock to the record holders of Depositary Receipts relating to such Series B Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant Dividend Record Date. The amount distributed by the Depositary will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.

     Redemption of Depositary Shares. If the Series B Preferred Stock is redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of shares of Series B Preferred Stock held by the Depositary. The redemption prices per Depositary Shares will be one-tenth of the respective redemption prices per share of Series B Preferred Stock. Whenever the Company redeems shares of Series B Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Series B Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected on a pro rata basis (with adjustments to avoid fractional shares).

     Voting the Depositary Shares. Upon receipt of notice of any meeting at which the owners of the Series B Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. Each record holder of Depositary Receipts on the record date (which will be the same date as the record date for the Series B Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Series B Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company has agreed to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Series B Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Series B Preferred Stock.

     Amendment and Termination of the Depositary Agreement. The form of Depositary Receipts evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed, or (ii) there has been a final distribution in respect of the Series B Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the Depositary Shares.

     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Series B Preferred Stock and the issuance of the Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DTC BOOK-ENTRY-ONLY SYSTEMS

     The Depositary Shares will be registered under a book-entry-only system maintained by The Depository Trust Company, New York, New York ("DTC"). The book-entry-only system will evidence ownership interests in the Depository Shares in book-entry-only form. Purchasers of ownership interests in the Depositary Shares will not receive certificates representing their interests in the Depositary Shares purchased. Transfers of ownership interests will be effected on the records of DTC and its participating organizations (the "DTC Participants") pursuant to rules and procedures established by DTC.

     Certain of the following information concerning the procedures and record keeping with respect to ownership interests in the Depositary Shares, payment of dividends and other payments on the Depositary Shares to DTC Participants or Beneficial Owners (as hereafter defined), confirmation and transfer of ownership interests in the Depositary Shares and other related transactions by and between DTC, the DTC Participants and Beneficial Owners is based solely on information contained in a published report of DTC.

     DTC, an automated clearinghouse for securities transactions, will act as securities depository for the Depositary Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of the DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of security certificates. "DTC Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its participants are on file with the SEC.

     The Depositary Shares will be issued in the form of a single global Depositary Receipt registered in the name of the nominee of DTC. The ownership of the fully-registered Depositary Shares will be registered in the name of Cede & Co., as nominee for DTC. Ownership interests in the Depositary Shares may be purchased by or through DTC Participants and will be recorded on the records of the DTC Participants, whose interests in turn will be recorded on a computerized book-entry-only system operated by DTC. Such DTC Participants and the person for whom they acquire interests in the Depositary Shares as nominees ("Beneficial Owner") will not receive Depositary Share certificates, but each such DTC Participant will receive a credit balance in the records of DTC in the amount of such DTC Participant's interest in the Depositary Shares, which will be confirmed in accordance with DTC's standard procedures. Each such Beneficial Owner for whom a DTC Participant acquires an interest in the Depositary Shares, as nominee, may desire to make arrangements with such DTC Participant to have all communications of the Company to DTC which may affect such Beneficial Owner forwarded in writing by such DTC Participant and to have notifications made of all payments of liquidation value and made with respect to his beneficial interest. The Company and the Transfer Agent will treat DTC (or its nominee) as the sole and exclusive owner of the Depositary Shares registered in its name for the purposes of payment of liquidation value, dividends and other distributions on the Depositary Shares, giving any notice permitted or required to be given to holders registering the transfer of Depositary Shares, and for all other purposes whatsoever, and shall not be affected by any notice to the contrary. The Company shall not have any responsibility or obligation to any DTC Participant, any person claiming a beneficial ownership interest in the Depositary Shares under or through DTC or any DTC Participant, or any other person which is not shown on the registration books of the Transfer Agent as being a holder, with respect to: (i) the accuracy of any records maintained by DTC or any DTC Participant; (ii) the payment by DTC or any DTC Participant of any amount in respect of the liquidation value, dividends or other distributions on Depositary Shares; (iii) any notice which is permitted or required to be given to holders thereunder or under the conditions to transfers or exchanges adopted by the Company; or (iv) any other action taken by DTC as a holder. Disbursement of payments to the DTC Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of the DTC Participants or the Indirect Participants. THE COMPANY WILL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO SUCH DTC PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO THE PAYMENTS TO OR THE PROVIDING OF NOTICE FOR THE DTC PARTICIPANTS, OR THE INDIRECT PARTICIPANTS, OR THE BENEFICIAL OWNERS.

     SO LONG AS CEDE & CO., AS NOMINEE OF DTC, IS THE REGISTERED OWNER OF THE DEPOSITARY RECEIPT, REFERENCES HEREIN TO THE SECURITY HOLDERS OR REGISTERED OWNERS OF THE DEPOSITARY SHARES SHALL MEAN CEDE & CO., AND SHALL NOT MEAN THE BENEFICIAL OWNERS.

     For every transfer and exchange of beneficial ownership of Depositary Shares, a Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

     When reference is made to any action which is required or permitted to be taken by the Beneficial Owners, such reference shall only relate to action by such Beneficial Owner, or others permitted to act (by statute, regulation or otherwise) on behalf of such Beneficial Owners for such purposes. When notices are given, they shall be to DTC only. Conveyance of notices and other communications by DTC to DTC Participants and Indirect Participants and in turn by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory and regulatory requirements then in effect.

     Payments of liquidation value, dividends or other distributions on the Depositary Shares will be made to DTC or its nominee, Cede & Co., as registered owner of the Depositary Shares. Upon receipt of any such payments, DTC's current practice is to immediately credit the accounts of the DTC Participants in accordance with their respective holdings shown on the records of DTC. Payments by DTC Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant or Indirect Participant.

     DTC may determine to discontinue providing its services with respect to the Depositary Shares at any time by giving notice to the Company and discharging its responsibilities with respect thereto under applicable law. In addition, the Company may determine that continuation of the system of book-entry-only transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners or is burdensome to the Company. If for either reason the book-entry-only system is discontinued, certificates for the Depositary Shares will be delivered to the Beneficial Owners thereof.

     Certain of the information contained in this sub-section has been extracted from a report from DTC. No representation is made by the Company as to the completeness or the accuracy of such information or as to the absence of material adverse changes in such information subsequent to the date hereof.

  Same-Day Settlement and Payment

     Settlement for the Depositary Shares will be made by a purchaser in immediately available funds. While the Depositary Shares are in the book-entry-only system described above, all payments with respect to the Depositary Shares will be made by the Company to DTC in immediately available funds.

     While the Depositary Shares are in the book-entry-only system described above, they will trade in DTC's Same-Day Fund Settlement System. During such period, secondary market trading activity in the Depositary Shares will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the Depositary Shares.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock. It is the opinion of Woodard, Hall & Primm, P.C., special tax counsel to the Company, that the following summary addresses the material Federal income tax considerations of the acquisition, ownership and disposition of the Series B Preferred Stock. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. It deals only with the Series B Preferred Stock held as capital assets and does not purport to deal with persons in special tax situations. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Series B Preferred Stock should consult their tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Series B Preferred Stock arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of shares of the Series B Preferred Stock that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust; or (v) other person whose income or gain in respect of the Preferred Stock is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a holder of the Series B Preferred Stock, as the case may be, that is not a U.S. Holder.

U.S. HOLDERS OF PREFERRED STOCK

     Dividends on Series B Preferred Stock. For United States Federal income tax purposes, a U.S. Holder of any series of the Series B Preferred Stock entitled to receive dividends from earnings and profits of the Company will generally recognize taxable gain on the amount of such dividends at ordinary income rates. Eligible corporations which are U.S. Holders may be entitled to exclude some or all of such dividend income under the Dividends Received Percentage. U.S. Holders which receive dividend amounts for which such deduction is not available, including any additional amounts payable pursuant to the DRD Formula and any Additional Dividends required by reductions of the Dividends Received Percentage through amendments to the Code (see "Description of Series B Preferred Stock -- Changes in the Dividends Received Percentage"), will also generally recognize taxable gain on such additional amounts at ordinary income rates.

     Disposition of Series B Preferred Stock. Upon the sale or exchange of the Series B Preferred Stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, or redemption and such U.S. Holder's adjusted tax basis in the Series B Preferred Stock. Such gain or loss will be long-term capital gain or loss if the Series B Preferred Stock were held for more than one year.

NON-U.S. HOLDERS OF PREFERRED STOCK

     Dividends paid out of current or accumulated earnings and profits of the Company will be subject on repatriation to a United States Federal withholding rate of thirty percent, unless such non-U.S. Holder is able to take advantage of an applicable lower withholding rate by virtue of a double income taxation treaty between the non-U.S. Holder's country of domicile and the United States.

     Generally, a non-U.S. Holder will not be subject to Federal income tax on any amount which constitutes capital gain upon disposition of the Series B Preferred Stock, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Series B Preferred Stock classified as equity of the Company for United States tax purposes will be includible in the estate of a deceased individual who was a non-U.S. Holder unless the estate of such individual is able to claim the benefits of an applicable double estate tax treaty between the individual's country of domicile and the United States. The estate of a non-U.S. Holder should consult its tax advisor in this regard.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Series B Preferred Stock to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Series B Preferred Stock to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of any Series B Preferred Stock to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement and terms agreement (the "Underwriting Agreement") by and among the Company and Smith Barney Inc. (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the number of Depositary Shares offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Depositary Shares offered hereby if any Depositary Shares are purchased. The Company has been advised by the Underwriter that the Underwriter proposes initially to offer the Depositary Shares to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price
less a concession not in excess of $     per Depositary Share. The Underwriter
may allow, and such dealers may reallow, a discount not in excess of $     per
Depositary Share to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Depositary Shares will not be listed on any securities exchange, and there can be no assurance that there will be a secondary market for the Depositary Shares. From time to time the Underwriter may make a market in the Depositary Shares. However, at this time no determination has been made as to whether or not the Underwriter will make a market in the Depositary Shares.

     In order to facilitate the offering of the Depositary Shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Depositary Shares.

     Until the distribution of the Depositary Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Depositary Shares. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Depositary Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Depositary Shares. If the Underwriter creates a short position in the Depositary Shares in connection with the offering, i.e., if it sells more Depositary Shares than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Depositary Shares in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Depositary Shares. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriter and/or certain of its affiliates have engaged and may in the future engage in investment banking and/or commercial banking transactions with the Company and certain of its affiliates in the ordinary course of business.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of such liabilities.

                                 LEGAL MATTERS

     Certain legal matters regarding the Depositary Shares offered hereby have been passed upon for the Company by its Vice President and General Counsel, Z.
S. Kobiashvili. As of the date of this Prospectus, Mr. Kobiashvili owns 1,593 shares of Apache Common Stock through the Company's 401(k) savings plan; holds employee stock options to purchase 41,100 shares of Apache Common Stock, of which options to purchase 19,200 shares are currently exercisable, and holds a conditional grant under the Company's 1996 Share Price Appreciation Plan relating to 18,900 shares of Apache Common Stock, none of which is vested. Certain legal matters will also be passed upon for the Company by Woodard, Hall & Primm, P.C., Houston, Texas, and for the Underwriter by Brown & Wood LLP, New York, New York.

PROSPECTUS

                                  $500,000,000

                               APACHE CORP. LOGO

                                DEBT SECURITIES
                                PREFERRED STOCK

     Apache Corporation (the "Company" or "Apache") may from time to time offer unsecured senior debt securities in one or more series ("Debt Securities"), and/or preferred stock, no par value per share, in one or more series ("Preferred Stock" and together with the Debt Securities, the "Securities"), at an aggregate initial offering price not to exceed $500,000,000, in amounts, at prices and on terms to be determined at the time of sale and, to the extent not set forth herein, set forth in an accompanying Prospectus Supplement. The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency, denominations, maturity, interest rate (which may be fixed or variable), method of distribution, and any prepayment and, original issue discount or other variable terms with regard to time of payment of interest, if any, terms for redemption at the option of the Company or the holder, the initial public offering price, and the other specific terms of the series of the Debt Securities in respect of which this Prospectus is being delivered, to the extent not set forth herein, will be set forth in the applicable Prospectus Supplement. The specific designation, rights, preferences, privileges and restrictions, including, where applicable, the dividend rate (or manner of calculation thereof), time of payment of dividends, liquidation value, listing (if any) on a securities exchange, terms for mandatory or optional redemption and any other specific terms of the series of the Preferred Stock in respect of which this Prospectus is being delivered, to the extent not set forth herein, will be set forth in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock.

     The applicable Prospectus Supplement will contain information, where applicable, concerning certain United States federal income tax considerations relating to the Securities covered by such Prospectus Supplement, any listing or proposed listing of such Securities on a securities exchange and, if the Securities are issued in fully registered book-entry form, a description of the depository arrangements.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

     The Securities may be sold (i) through underwriters or dealers, (ii) directly by the Company to a limited number of institutional purchasers or to a single purchaser, (iii) through agents designated from time to time, or (iv) through any combination of the above. If any agents of the Company or any underwriters are involved in the sale of the Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for indemnification arrangements which the Company may make available to underwriters and agents for the sale of the Securities.

                 The date of this Prospectus is June 26, 1998.

                             AVAILABLE INFORMATION

     Apache is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Apache can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Also, the SEC maintains a web site that contains reports, proxy statements and other information regarding the Company at http://www.sec.gov. In addition, reports, proxy statements and other information concerning Apache may be inspected at the offices of The New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, and also at the offices of the Chicago Stock Exchange ("CSE"), One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. The address of the Company's principal executive offices and its telephone number are 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 and (713) 296-6000.

     The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.
                             ---------------------

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company (SEC File No. 1-4300) with the SEC pursuant to the Exchange Act are incorporated in and made a part of this Prospectus:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          b. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

          c. Current Report on Form 8-K dated January 29, 1998.

          d. Current Report on Form 8-K dated June 18, 1998.

     All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge, upon the written or oral request of any person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents referred to above which are incorporated in this Prospectus by reference, other than exhibits to such documents. Requests should be directed to Cheri L. Peper, Corporate Secretary, Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400; (713) 296-6000.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995

     Certain forward-looking information contained in this Prospectus and certain material incorporated by reference herein is being provided, and certain forward-looking information in each Prospectus Supplement will be provided, in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning the Company's future financial and operating performance. Such forward-looking information is subject to assumptions and beliefs based on current information known to the Company and factors that could yield actual results differing materially from those anticipated. Such factors include, without limitation, the prices received for the Company's oil and natural gas production, the costs of acquiring, finding, developing and producing reserves, the rates of production of the Company's hydrocarbon reserves, the Company's success in acquiring or finding additional reserves, unforeseen operational hazards, significant changes in tax or regulatory environments, and the political, economic and financial uncertainties of foreign operations.
                             ---------------------

     All defined terms under Rule 4-10(a) of Regulation S-X promulgated under the Securities Act shall have their statutorily-prescribed meanings when used in this Prospectus. Quantities of natural gas are expressed in this Prospectus and will be expressed in each Prospectus Supplement in terms of thousand cubic feet ("Mcf"), million cubic feet ("MMcf") or billion cubic feet ("Bcf"). Oil (which includes condensate) is quantified in terms of barrels ("bbls"), thousands of barrels ("Mbbls") and millions of barrels ("MMbbls"). One barrel of oil is treated as the energy equivalent of six Mcf of natural gas, expressed as a barrel of oil equivalent. Natural gas is compared to oil in terms of thousand barrels of oil equivalent ("Mboe") and in million barrels of oil equivalents ("MMboe"). Oil and natural gas liquids are compared with natural gas in terms of million cubic feet equivalent ("MMcfe") and billion cubic feet equivalent ("Bcfe"). Daily oil and gas production is expressed in terms of barrels of oil per day ("bopd") and thousands of cubic feet of gas per day ("Mcfd"), respectively. The Company's "net" working interest in wells or acreage is determined by multiplying gross wells or acreage by the Company's working interest therein. Unless otherwise specified, all references to wells and acres are gross. Unless otherwise specifically provided herein or in any accompanying Prospectus Supplement, references to "$" or dollars in this Prospectus or any such Prospectus Supplement shall mean United States dollars.

                                  THE COMPANY

     Apache, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops and produces crude oil and natural gas. In North America, the Company's exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests offshore Western Australia and in Egypt, and exploration interests in Poland, offshore the People's Republic of China, offshore the Ivory Coast and in Indonesia. The Company's common stock, par value $1.25 per share ("Apache Common Stock"), has been listed on the NYSE since 1969, and on the CSE since 1960.

     The Company holds interests in many of its North American and international properties through operating subsidiaries, such as Apache Canada Ltd., MW Petroleum Corporation, Apache Energy Limited, Apache International, Inc., Apache Overseas, Inc., and Apache PHN Company, Inc. The Company treats all operations as one segment of business.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to refinance outstanding indebtedness and for other general corporate purposes. To the extent proceeds are used to refinance outstanding indebtedness, certain terms of the indebtedness being refinanced will be set forth in the applicable Prospectus Supplement.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the respective periods indicated:

THREE MONTHS ENDED
     MARCH 31,            YEAR ENDED DECEMBER 31,
-------------------   --------------------------------
  1998       1997     1997   1996   1995   1994   1993
--------   --------   ----   ----   ----   ----   ----
  1.60       4.07     2.93   2.72   1.15   2.34   2.37

     The Company's ratios of earnings to combined fixed charges and preferred stock dividends were computed based on: (A) consolidated income or losses from continuing operations before income taxes, fixed charges (excluding interest capitalized) and preferred stock dividends; and (B) consolidated fixed charges, which consist of interest on indebtedness (including amounts capitalized), amortization of debt discount and expense, the estimated portion of rental expense attributable to interest and preferred stock dividends. On May 17, 1995, Apache acquired DEKALB Energy Company ("DEKALB", now known as DEK Energy Company) through a merger which resulted in DEKALB becoming a wholly-owned subsidiary of Apache. The merger was accounted for as a "pooling of interests." As a result, Apache's financial information for all preceding periods was restated.

     No shares of Preferred Stock were outstanding during any of the periods presented. Accordingly, the ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods presented above is the same as the ratios of earnings to fixed charges for such periods.

                         DESCRIPTION OF DEBT SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued under an indenture (as supplemented from time to time, the "Indenture") entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). References herein to "Sections" are references to Sections of the Indenture unless otherwise indicated. The Debt Securities to be offered by this Prospectus are limited to an aggregate initial offering price not to exceed $500,000,000. However, the Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that additional Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The payment of principal of, and premium, if any, and interest on the Debt Securities will rank pari passu with all other unsecured unsubordinated indebtedness of the Company. Unless otherwise indicated herein or in the applicable Prospectus Supplement, the Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The Indenture is listed as an exhibit to the Registration Statement of which this Prospectus is a part. The information herein includes a summary of certain provisions of the Indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. The following summaries set forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described, to the extent not described herein, in the Prospectus Supplement relating to such Debt Securities.

GENERAL

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby, to the extent not described herein: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the percentage of the principal amount at which such Debt Securities will be issued; (iii) the date (or the manner of determining or extending the date or dates) on which the principal of such Debt Securities will be payable; (iv) whether such Debt Securities will be issued in fully registered form or in bearer form or any combination thereof; (v) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form; (vi) if other than U.S. dollars, the currency or currencies or currency unit or units in which Debt Securities may be denominated and purchased and the currency or currencies or currency units in which principal, premium (if any) and any interest may be payable; (vii) if the currency or currencies or currency unit or units for which Debt Securities may be purchased or in which principal, premium (if any) and any interest may be payable is at the election of the Company or the purchaser, the manner in which such an election may be made and the terms of such election; (viii) the rate or rates per annum at which such Debt Securities will bear interest, if any, or the method or methods of determination of such rate or rates and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months; (ix) the date or dates from which such interest, if any, on such Debt Securities will accrue or the method or methods, if any, by which such date or dates are to be determined, the date or dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the regular record dates for such interest payment dates, if any; (x) the date or dates, if any, on or after which, or the period or periods, if any, within which, and the price or prices at which such Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and the other terms and provisions of such optional redemption; (xi) information with respect to book-entry procedures relating to global Debt Securities; (xii) whether and under what circumstances the Company will pay Additional Amounts (as defined in the Indenture) as contemplated by Section 1004 of the Indenture (the term "interest," as used in this Prospectus, shall include such Additional Amounts) on such Debt Securities to any holder who is a United States Alien (as defined in the Indenture) (including any modification to the definition of such terms contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (xiii) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Debt Securities; (xiv) if either or both of Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Debt Securities or any covenants in addition to those specified in Section 402(3) relating to such Debt Securities shall be subject to covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four of the Indenture relating to satisfaction and discharge in respect of such Debt Securities; (xv) any index or other method used to determine the amount of payments of principal, premium (if any) and any interest on such Debt Securities; (xvi) if a trustee other than The Chase Manhattan Bank is named for such Debt Securities, the name of such trustee; and
(xvii) any other specific terms of the such Debt Securities. All Debt Securities of any one series need not be issued at the same time and all the Debt Securities of any one series need not bear interest at the same rate or mature on the same date. (Section 301.)

     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of, or premium, if any, or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currencies or foreign currency units will be set forth in the applicable Prospectus Supplement. (Section 302.)

     Other than as described below under "Limitation on Liens," "Limitation on Sale/Leaseback Transactions" and "Company's Obligation to Purchase Debt Securities on Change in Control," the Indenture does not contain any provision that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a decline in the credit quality of the Company or a takeover, recapitalization or highly leveraged or similar transaction involving the Company. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby, to the extent not otherwise described herein, for any information with respect to any deletions from, modifications of or additions to the Events of Default described below and contained in the Indenture, including any addition of a covenant or other provision providing event risk or similar protection.

INTEREST RATES

     The Debt Securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities shall bear interest on the basis of a 360-day year consisting of twelve 30-day months.

DISCOUNT, SERIES, MATURITIES, REGISTRATION AND PAYMENT

     The Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in one or more series with the same or various maturities. (Section 301.) Debt Securities may be issued solely in fully registered form without coupons ("Registered Securities"), solely in bearer form with or without coupons ("Bearer Securities"), or as both Registered Securities and Bearer Securities. (Section 301.) Registered Securities may be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office mentioned below. No service charge will be made to the holder for any such exchange or transfer, except for any tax or governmental charge incidental thereto. If Debt Securities of any series are issued as Bearer Securities, the applicable Prospectus Supplement will contain any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and, if permitted by applicable laws and regulations, the terms upon which Registered Securities of the series may be exchanged for Bearer Securities of the series, whether such Debt Securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series and the circumstances under which any such exchanges may occur.

     Unless otherwise specified in the applicable Prospectus Supplement, principal and interest, if any, on the Debt Securities offered thereby are to be payable at the office or agency of the Company maintained for such purposes in the city where the principal corporate trust office of the Trustee is located, and will initially be the principal corporate trust office of the Trustee, provided that payment of interest, if any, may be made (subject to collection) at the option of the Company by check mailed to the persons in whose names the Debt Securities are registered at the close of business on the day specified in the applicable Prospectus Supplement.

FORM, EXCHANGE AND REGISTRATION OF TRANSFER

     Debt Securities will be exchangeable for other Debt Securities of the same series and of like tenor, in any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined in the Indenture). Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Trustee or at the office of any transfer agent designated by the Company for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the books of the Trustee or such transfer agent contingent upon such Trustee or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305.)

     In the event of any redemption of Debt Securities, the Company shall not be required to: (i) issue, register the transfer of or exchange such Debt Securities during a period beginning at the opening of business

15 days before any selection of such Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any such Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305.)

LIMITATION ON LIENS

     Nothing in the Indenture or the Debt Securities will in any way limit the amount of indebtedness or securities which may be incurred or issued by the Company or any of its Subsidiaries (as defined in the Indenture). The Indenture provides that neither the Company nor any Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge, security interest or other encumbrance (defined in the Indenture as "Liens") upon any of its property, subject to certain exceptions set forth in the Indenture, without making effective provisions whereby any and all Debt Securities then outstanding shall be secured by a Lien equally and ratably with any and all other obligations thereby secured. Such restrictions will not, however, apply to (a) Liens existing on the date of the Indenture or provided for under the terms of agreements existing on the date thereof; (b) Liens securing (i) all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any properties of the Company or any of its Subsidiaries, or securing indebtedness incurred to provide funds therefor or (ii) indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or securing indebtedness incurred to provide funds therefor; (c) Liens which secure only indebtedness owing by a Subsidiary to the Company, or to one or more Subsidiaries, or the Company and one or more Subsidiaries; (d) Liens on the property of any corporation or other entity existing at the time such corporation or entity becomes a Subsidiary; (e) Liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed for the benefit of a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency; (f) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in the foregoing clauses (a) through (e) existing on the date of the Indenture; (g) certain Liens incurred in the ordinary course of business or (h) Liens which secure Limited Recourse Indebtedness (as defined in the Indenture). The following types of transactions, among others, shall not be deemed to create indebtedness secured by Liens: (i) the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such crude oil, natural gas or other petroleum hydrocarbons, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest and (ii) Liens required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to the Company or any Subsidiary by any such entity pursuant to the provisions of any contract or statute. (Section 1005.)

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The Indenture provides that neither the Company nor any Subsidiary will enter into any arrangement with any person (other than the Company or a Subsidiary) providing for the leasing to the Company or a Subsidiary for a period of more than three years of any property which has been, or is to be, sold or transferred by the Company or such Subsidiary to such person or to any person (other than the Company or a Subsidiary) to which funds have been or are to be advanced by such person on the security of the leased property unless either (a) the Company or such Subsidiary would be entitled, pursuant to the provisions described under "Limitation on Liens" above, to incur indebtedness in a principal amount equal to or exceeding the value of such sale/leaseback transaction, secured by a Lien on the property to be leased; (b) since the date of the

Indenture and within a period commencing six months prior to the consummation of such arrangement and ending six months after the consummation thereof, the Company or such Subsidiary has expended or will expend for any property (including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs thereto) an amount equal to all or a portion of the net proceeds of such arrangement and the Company elects to designate such amount as a credit against such arrangement (with any such amount not being so designated to be applied as set forth in (c) below); or (c) the Company, during or immediately after the expiration of the 12 months after the effective date of such transaction, applies to the voluntary defeasance or retirement of the Debt Securities and its other Senior Indebtedness (as defined in the Indenture) an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction or the fair value, in the opinion of the board of directors of the Company of such property at the time of entering into such transaction (in either case adjusted to reflect the remaining term of the lease and any amount utilized by the Company as set forth in (b) above), less an amount equal to the principal amount of Senior Indebtedness voluntarily retired by the Company within such 12-month period. (Section 1006.)

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, any one of the following events will constitute an "Event of Default" under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any) on the Debt Securities of such series when due and payable, either at Maturity or, if applicable, at 12:00 noon on the Business Day following a Change in Control Purchase Date, as defined below; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture or the Debt Securities (other than a covenant or warranty included in the Indenture solely for the benefit of a series of securities other than the Debt Securities), continued for 60 days after written notice as provided in the Indenture; (d) the acceleration of any Indebtedness (as defined in the Indenture) of the Company or any Subsidiary in excess of an aggregate of $25,000,000 in principal amount under any event of default as defined in any mortgage, indenture or instrument and such acceleration has not been rescinded or annulled within 30 days after written notice as provided in the Indenture specifying such Event of Default and requiring the Company to cause such acceleration to be rescinded or annulled;
(e) failure to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against the Company or any Subsidiary exceeding an aggregate of $25,000,000 in principal amount which is not stayed on appeal or otherwise being appropriately contested in good faith; (f) certain events of bankruptcy, insolvency or reorganization involving the Company or any Subsidiary; and (g) any other Event of Default provided with respect to the Debt Securities of that series. (Section 501.)

     If an Event of Default with respect to the Debt Securities of any series (other than an Event of Default described in (e) or (f) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of such Debt Securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debt Securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (e) or (f) of the preceding paragraph shall cause the principal amount and accrued interest (or such lesser amount as provided for in the Debt Securities of such series) to become immediately due and payable without any declaration or other act by the Trustee or any holder. (Section 502.)

     The Indenture provides that, within 90 days after the occurrence of any Event of Default thereunder with respect to the Debt Securities of any series, the Trustee shall transmit, in the manner set forth in the Indenture, notice of such Event of Default to the holders of the Debt Securities of such series unless such Event of Default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, or additional amounts, if any, on any Debt Security of such series, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers (as defined in the Indenture) of the Trustee has in good faith determined that the withholding of such notice is in the interest of the holders of Debt Securities of such series. (Section 602.)

     If an Event of Default occurs and is continuing with respect to the Debt Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Debt Securities of such series by all appropriate judicial proceedings. (Section 504.)

     The Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 601.) Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 512.)

COMPANY'S OBLIGATION TO PURCHASE DEBT SECURITIES ON CHANGE IN CONTROL

     Upon the occurrence of a "Change in Control" as defined in the Indenture, the Company shall mail within 15 days of the occurrence of such Change in Control written notice regarding such Change in Control to the Trustee of the Debt Securities of each series and to every holder thereof, after which the Company shall be obligated, at the election of each holder thereof, to purchase such Debt Securities. Under the Indenture, a "Change in Control" is deemed to occur upon (a) the occurrence of any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either (i) 50% or more of the Apache Common Stock then outstanding or (ii) 50% or more of the voting power of the voting stock of the Company then outstanding; (b) the consummation of sale, transfer, lease, or conveyance of the Company's properties and assets substantially as an entirety to any Person or Persons who are not Subsidiaries (as such terms are defined in the Indenture) of the Company; and (c) the consummation of any consolidation of the Company with or merger of the Company into any other Person in a transaction in which either (i) the Company is not the sole surviving corporation or (ii) Apache Common Stock existing prior to such transaction is converted into cash, securities or other property and those exchanging Apache Common Stock do not receive either (x) 75% or more of the survivor's common stock or (y) 75% or more of the voting power of the survivor's voting stock, following the consummation of such transaction. The notice to be sent to the Trustee and every holder upon a Change in Control shall, in addition, be published at least once in an Authorized Newspaper (as defined in the Indenture) and shall state (a) the event causing the Change in Control and the date thereof, (b) the date by which notice of such Change in Control is required by the Indenture to be given, (c) the date (which date shall be 35 business days after the occurrence of the Change in Control) by which the Company shall purchase Debt Securities to be purchased pursuant to the selling holder's exercise of rights on Change in Control (the "Change in Control Purchase Date"),
(d) the price specified in such Debt Securities for their purchase by the Company (the "Change in Control Purchase Price"), (e) the name and address of the Trustee, (f) the procedure for surrendering Debt Securities to the Trustee or other designated office or agent for payment, (g) a statement of the Company's obligation to make prompt payment on proper surrender of such Debt Securities, (h) the procedure for holders' exercise of rights of sale of such Debt Securities by delivery of a "Change in Control Purchase Notice," and (i) the procedures for withdrawing a Change in Control Purchase Notice. No purchase of any Debt Securities shall be made if there has occurred and is continuing an Event of Default under the Indenture (other than default in payment of the Change in Control Purchase Price). In connection with any purchase of Debt Securities under this paragraph, the Company will comply with all Federal and state securities laws, including, specifically, Rule 13E-4, if applicable, of the Exchange Act, and any related Schedule 13E-4 required to be submitted under such Rule. (Section 1601.)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be. (Section 401.)

     The Indenture provides that, unless the provisions of Section 402 thereof are made inapplicable to the Debt Securities of or within any series pursuant to
Section 301 thereof, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and other obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency with respect to such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the covenants described in "Limitation on Liens" and "Limitation on Sale/Leaseback Transactions" above or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by the Company with the Trustee, in trust of an amount, in U.S. dollars or in the Foreign Currency in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities on the scheduled due dates therefor. (Section 401.)

     Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound,
(ii) no default or Event of Default with respect to the Debt Securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Company, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. (Section 402.)

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 101.)

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government or the governments in the confederation which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the Debt Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (i) and (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 101.)

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 402.)

     "Conversion Event" means the cessation of use of (i) a Foreign Currency other than the ECU both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that are payable in a Foreign Currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to Sections 1005 and 1006 of the Indenture (which Sections would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

     Under the Indenture, the Company is required to furnish to the Trustee annually a statement as to performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company is also required to deliver to the Trustee, within five days after occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an Event of Default. (Section 1009.)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or premium, if any, on, or any installment of principal, if any, of or interest on, or any Additional Amounts with respect to, any Debt Security, (b) reduce the principal amount of, or premium or interest on, or any Additional Amounts with respect to, any Debt Security, (c) change the coin or currency in which any Debt Security or any premium or any interest thereon or any Additional Amounts with respect thereto is payable, (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Debt Securities (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of any holder, on or after the date for repayment or in the case of a change in control, after the change in control purchase date), (e) reduce the percentage and principal amount of the outstanding Debt Securities, the consent of whose holders is required in order to take certain actions, (f) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (g) modify any of the above provisions. (Section 902.)

     The holders of at least a majority in aggregate principal amount of Debt Securities of any series may, on behalf of the holders of all Debt Securities of such series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008.) The holders of not less than a majority in aggregate principal amount of Debt Securities of any series may, on behalf of all holders of Debt Securities of such series, waive any past default and its consequences under the Indenture with respect to the Debt Securities of such series, except a default (a) in the payment of principal of (or premium, if any) or any interest on or any Additional Amounts with respect to Debt Securities of such series or (b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Debt Security of any series. (Section 513.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may, without the consent of the holders of the Debt Securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person that is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801.)

CONCERNING THE TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank, New York, New York, successor to Chemical Bank, will be the Trustee under the Indenture.

                          DESCRIPTION OF CAPITAL STOCK

     The following summaries of the Apache Common Stock, Preferred Stock and Rights (defined below) do not purport to be complete and are qualified in their entirety by reference to the Restated Certificate of Incorporation of the Company and the Rights Agreement dated January 31, 1996, between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agreement"). The Restated Certificate of Incorporation and the Rights Agreement are listed as exhibits to the Registration Statement of which this Prospectus is a part. The summaries use terms which are defined in such exhibits. The following summaries set forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Stock so offered will, to the extent not described herein, be described in the Prospectus Supplement relating to such Preferred Stock.

GENERAL

     Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue (i) 215,000,000 shares of Apache Common Stock, of which 97,581,000 shares were outstanding as of March 31, 1997, and (ii) 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding as of the date of this Prospectus, although 25,000 shares have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance upon exercise of the Rights.

COMMON STOCK

     Holders of Apache Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled, subject to any preferential rights of holders of preferred stock, to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefor. Upon any liquidation or dissolution of the Company, the holders of Apache Common Stock are entitled, subject to any preferential rights of holders of preferred stock, to receive pro-rata all assets remaining available for distribution to stockholders after payment of all liabilities. Apache Common Stock has no preemptive or other subscriptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Apache Common Stock.

     All outstanding shares of Apache Common Stock are fully paid and nonassessable. All holders of Apache Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Board of Directors of the Company is classified into three groups of approximately equal size, one-third elected each year. The stockholders do not have the right to cumulate votes in the election of directors.

     The Company typically mails its annual reports to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Apache Common Stock at their addresses shown on the books of the transfer agent and registrar. Norwest Bank Minnesota, N.A. is the transfer agent and registrar for the Apache Common Stock.

PREFERRED STOCK

     Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue 5,000,000 shares of preferred stock, 25,000 shares of which have been designated as the Company's Series A Junior Preferred Stock, none of which are outstanding as of the date of this Prospectus, however such shares of preferred stock are reserved for issuance upon the exercise of the Rights. The Board, without further action by the stockholders, is authorized to issue shares of Preferred Stock with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock. The Preferred Stock will not be convertible into shares of Apache Common Stock. The particular rights, preferences and privileges of any series of Preferred Stock will be set forth in the applicable Prospectus Supplement. Such preferences and rights as may be established could have the effect of impeding the acquisition of control of the Company. If so specified in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holder proportionally to all rights and preferences of the Preferred Stock.

RIGHTS

     In December 1995, the Company adopted the Rights Agreement and declared a dividend of one right (a "Right") for each share of Apache Common Stock outstanding on January 31, 1996. Each Right entitles the registered holder to purchase from the Company one ten-thousandth (1/10,000) of a share of Series A Junior Participating Preferred Stock at a price of $100 per one ten-thousandth of a share, subject to adjustment. The Rights are exercisable (and transferable apart from the Apache Common Stock) 10 calendar days following a public announcement that certain persons or groups have acquired 20 percent or more of the outstanding shares of Apache Common Stock or 10 business days following commencement of an offer for 30 percent or more of the outstanding shares of Apache Common Stock. In addition, if the Company engages in certain business combinations or a 20 percent shareholder engages in certain transactions with the Company, the Rights become exercisable for Apache Common Stock or common stock of the corporation acquiring the Company (as the case may be) at 50 percent of the then-market price. Any Rights that are or were beneficially owned by a person who has acquired 20 percent or more of the outstanding shares of Apache Common Stock and who engages in certain transactions or realizes the benefits of certain transactions with the Company will become void. The Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right at any time until 10 business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Apache Common Stock. The Rights will expire on January 31, 2006, unless earlier redeemed by the Company. Unless the Rights have been previously redeemed, all shares of Apache Common Stock issued by the Company after January 31, 1996 will include Rights. Unless and until the Rights become exercisable, they will be transferred with and only with the shares of Apache Common Stock.

CHANGE OF CONTROL

     The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80 percent of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than 5 percent of the Company's voting shares. Article Twelve further provides that such 80 percent approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of 5 percent or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5 percent of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the 5 percent stockholder must provide at least as favorable terms to each holder of Common Stock other than the stockholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than 5 percent of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 of the Exchange Act and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the time such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (i) through underwriters or dealers,
(ii) directly to a limited number of institutional purchasers or to a single purchaser, (iii) through agents designated from time to time, or (iv) through any combination of the above. An accompanying Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase any Securities offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to take and pay for all of such Securities, if any are taken.

     Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agents will be set forth, in an accompanying Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect to the validity of performance of such contracts.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     The place and time of delivery for Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters regarding the Securities offered hereby have been passed upon for the Company by its Vice President and General Counsel, Z. S. Kobiashvili. As of the date of this Prospectus, Mr. Kobiashvili owns 1,586 shares of Apache Common Stock through the Company's 401(k) savings plan; holds employee stock options to purchase 41,100 shares of Apache Common Stock, of which options to purchase 17,475 shares are currently exercisable, and holds a conditional grant under the Company's 1996 Share Price Appreciation Plan relating to 18,900 shares of Apache Common Stock, none of which is vested. Certain legal matters will also be passed upon for the Company by Woodard, Hall & Primm, P.C., Houston, Texas, and for any of the underwriters or agents by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements of the Company, incorporated by reference into this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The information incorporated by reference herein regarding the total proved reserves of the Company was prepared by the Company and reviewed by Ryder Scott Company Petroleum Engineers ("Ryder Scott"), as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total estimated proved reserves acquired from Texaco Exploration and Production Inc. was prepared by the Company and reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. The information incorporated by reference herein regarding the total proved reserves of DEKALB was prepared by DEKALB and for the four years ended December 31, 1994 was reviewed by Ryder Scott, as stated in their letter reports with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters.

     A portion of the information incorporated by reference herein regarding the total proved reserves of Aquila Energy Resources Corporation ("Aquila") acquired by the Company was prepared by Netherland, Sewell & Associates, Inc. ("Netherland, Sewell") as of December 31, 1994, as stated in their letter report with respect thereto, and is so incorporated by reference in reliance upon the authority of said firm as experts in such matters. Netherland, Sewell did not review any of the reserves of Aquila acquired during 1995.

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     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION, OR MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
         PROSPECTUS SUPPLEMENT

Information Incorporated by Reference...   S-3
The Company.............................   S-3
Use of Proceeds.........................   S-3
Recent Developments.....................   S-3
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends.............................   S-4
Capitalization..........................   S-5
Oil and Gas Reserve Information as of
  December 31, 1997.....................   S-6
Production and Pricing Data.............   S-7
Description of Series B Preferred
  Stock.................................   S-7
Description of Depositary Shares........  S-11
DTC Book Entry-Only Systems.............  S-13
Certain United States Federal Income Tax
  Considerations........................  S-15
Underwriting............................  S-16
Legal Matters...........................  S-17

               PROSPECTUS
Available Information...................     2
Information Incorporated by Reference...     2
Safe Harbor Statement under the Private
  Securities Litigation Reform Act of
  1995..................................     3
The Company.............................     3
Use of Proceeds.........................     4
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends.............................     4
Description of Debt Securities..........     4
Description of Capital Stock............    13
Plan of Distribution....................    15
Legal Matters...........................    16
Experts.................................    16

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                          1,000,000 DEPOSITARY SHARES

                           [APACHE CORPORATION LOGO]

                         EACH REPRESENTING 1/10TH OF A
                         SHARE OF         % CUMULATIVE
                           PREFERRED STOCK, SERIES B
                                  ------------

                             PROSPECTUS SUPPLEMENT

                               AUGUST     , 1998

                                  ------------
                              SALOMON SMITH BARNEY
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